Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS ESTABLISHES A COMMITTEE TO EVALUATE OPPORTUNITIES FOR EXPECTED CASH FLOWS

HIGHLANDS RANCH, Colorado, May 28, 2014 – Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company” or “we”) today announced that our Board of Directors (the “Board”) has formed a Finance Committee (“the Committee”) to evaluate opportunities around the most advantageous use of our future cash flows in order to maximize stockholder value. The Committee expects to retain third party advisory firms to assist with the evaluation of options, which may include alternative corporate structures, establishing dividend policies, or tax efficient investments. Further, our Board expects to add an additional independent director with experience in such matters.

Dr. Michael D. Durham, our President and CEO said, “Our refined coal business is generating significant cash flows to the Company, which we expect to increase substantially in the coming years. The Company is committed to find the best ways to maximize the value of these cash flows to stockholders.”

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in Cyclone Boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal Boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the significance, growth and use of our future cash flows, the Committee’s engagement of third party advisory firms, the appointment of an additional independent director to our Board and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, our future cash flows may not be as significant or grow as expected; we may not be able to add a director candidate with relevant experience; there may be changes in laws, regulations and IRS interpretations or guidance, including the timing thereof, economic conditions and market demand; there may be legal challenges to or repeal of laws or regulations; the RC facilities may fail to produce coal that qualifies for tax credits; the contracts for RC facilities may be terminated or amended; there may be decreases in the production of RC; there may be changes to the availability, cost of and demand for alternative tax credit vehicles and other technologies; there may be technical and operational difficulties; the availability of raw materials and equipment may change; we could suffer a loss of key personnel; there may be intellectual property infringement claims from third parties; weather may adversely affect the demand for RC and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com